                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        CYPROS PHARMACEUTICAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

      (2) Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

      (4) Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

      (5) Total fee paid:

          ----------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

          ----------------------------------------------------------------------

      (2) Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

      (3) Filing Party:

          ----------------------------------------------------------------------

      (4) Date Filed:

          ----------------------------------------------------------------------

                        CYPROS PHARMACEUTICAL CORPORATION
                             2714 LOKER AVENUE WEST
                           CARLSBAD, CALIFORNIA 92008

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON TUESDAY, FEBRUARY 16, 1999

                                 ---------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Cypros Pharmaceutical Corporation (the "Company") will be held at the Company's executive offices, 2714 Loker Avenue West, Carlsbad, California 92008 on Tuesday, February 16, 1999 at 10:00 a.m. (local time), for the following purposes:

        (1) To elect members of the Board of Directors to serve for the ensuing year and until their successors are elected;

        (2) To approve the Company's 1993 Non-Employee Directors' Equity Incentive Plan, as amended, to (i) increase the aggregate number of shares of the Company's Common Stock authorized for issuance under such plan by 100,000 shares from 250,000 to 350,000 shares and (ii) provide for the automatic grant to non-employee directors of stock bonus awards comprised of $2,000 of Common Stock for each Board meeting attended by such director on or after the Annual Meeting of Shareholders;

        (3) To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending July 31, 1999; and

        (4) To transact such other business as may properly come before the meeting or any adjournments and postponements thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on December 18, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only holders of the Company's Common Stock at the close of business on the record date are entitled to vote at the Annual Meeting.

                                        By Order of the Board of Directors,

                                        /S/ DAVID W. NASSIF

                                        David W. Nassif, Secretary

Carlsbad, California
December 19, 1998

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

    YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, EVEN IF YOU DO PLAN TO ATTEND, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. RETURNING A SIGNED PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING, IF YOU SO DESIRE, BUT WILL HELP THE COMPANY SECURE A QUORUM AND REDUCE THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM THE RECORDHOLDER A PROXY ISSUED IN YOUR NAME.
--------------------------------------------------------------------------------

                        CYPROS PHARMACEUTICAL CORPORATION
                             2714 LOKER AVENUE WEST
                           CARLSBAD, CALIFORNIA 92008
                                ----------------

                         ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON TUESDAY, FEBRUARY 16, 1999
                                ----------------

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING


    This Proxy Statement is furnished to the shareholders of Cypros Pharmaceutical Corporation, a California corporation (the "Company"), in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company. The proxies solicited hereby are to be voted at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the Company's executive offices on February 16, 1999 at 10:00 a.m. (local time), and at any and all adjournments and postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.

    The executive offices of the Company are located at 2714 Loker Avenue West, Carlsbad, California 92008. The telephone number is 760-929-9500. This Proxy Statement and the accompanying form of proxy will be mailed to shareholders entitled to vote at the Annual Meeting on or about December 20, 1998.

    A form of proxy is enclosed for your use. The shares represented by each properly executed, unrevoked proxy will be voted as directed by the shareholder for the nominees to the Board of Directors and for any other matter to be brought before the shareholders. If no direction is made, the shares represented by each properly executed proxy will be voted for management's nominees for the Board of Directors and for each other matter brought before the shareholders.

    Any proxy given may be revoked at any time prior to the exercise thereof by filing with the Secretary of the Company at the Company's executive offices a written instrument revoking such proxy or by the filing of a duly executed proxy bearing a later date. Any shareholder present at the Annual Meeting who has given a proxy may withdraw it and vote his shares in person if such shareholder so desires. Attendance at the meeting will not, by itself, revoke a proxy.

    It is contemplated that the solicitation of proxies will be made primarily by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and may reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone, telegraph, or in person to request that proxies be furnished. No additional compensation will be paid to directors, officers or other regular employees of the Company for such services. All expenses incurred in connection with this solicitation, including preparation, assembly, printing and mailing of this Proxy Statement, will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.

    Only holders of record of the Company's Common Stock, no par value, at the close of business on December 18, 1998, are entitled to notice of and to vote at the Annual Meeting. As of December 18, 1998, the Company had issued and outstanding 15,711,877 shares of Common Stock.

    Each share of Common Stock is entitled to one vote on all matters to be voted upon at the Annual Meeting. Votes at the Annual Meeting, including those cast in person or by proxy, will be tabulated by the Inspector of Elections appointed by the Board of Directors, who will separately tabulate affirmative and negative votes, abstentions and non-votes. Abstentions from voting and broker non-votes will be counted for purposes of determining the existence of a quorum, but, except for Proposal 2, are not counted for any purpose in determining whether a matter has been approved. With regard to Proposal 2, abstentions will have the same effect as negative votes and broker non-votes will not be counted for any purpose in determining whether the matter has been approved.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

NOMINEES

    Directors are elected at each annual meeting of shareholders and hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified, or until such Director's earlier death, resignation or removal. The Board of Directors is presently composed of five members. The following persons are nominees for election as Directors of the Company, have each consented to serve as a Director if elected and are presently serving as Directors of the Company: Dr. Paul J. Marangos, Robert F. Allnutt, Digby W. Barrios, Virgil D. Thompson and Dr. Robert A. Vukovich.

The five candidates receiving the highest number of affirmative votes cast at the meeting will be elected Directors of the Company. Management proxies will be voted FOR the election of all of the above-named nominees unless the shareholder indicates that the proxy shall not be voted for all or any one of the nominees. If for any reason any nominee should, prior to the Annual Meeting, become unavailable for election as a Director, an event not now anticipated, the proxies will be voted for such substitute nominee, if any, as may be recommended by management.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES.

    Set forth below is certain information with respect to the nominees for Director of the Company:

            NAME                                            AGE                 POSITION
            ----                                           -----                --------
Paul J. Marangos, Ph.D.................................     51    Chairman of the Board, President,
                                                                    Chief Executive Officer and Director
Robert F. Allnutt(1)...................................     63    Director
Digby W. Barrios.......................................     60    Director
Virgil D. Thompson(2)..................................     59    Director
Robert A. Vukovich, Ph.D(1)(2).........................     55    Director

----------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

         PAUL J. MARANGOS, Ph.D., has been President and Chairman of the Board since he co-founded the Company in November 1990. He became the Chief Executive Officer of the Company in February 1993. From April 1988 to November 1990, he was Senior Director of Research at Gensia Pharmaceuticals, Inc., a biotechnology company. From 1980 to 1988, he was Chief of Neurochemistry in the Biological Psychiatry Branch, National Institute of Mental Health. Dr. Marangos obtained his doctorate in biochemistry from the University of Rhode Island and did his post-doctoral work at the Roche Institute of Molecular Biology. He has published 250 research papers and four books in the field of biochemistry and pharmacology. Dr. Marangos' most recent book published in July 1992 is entitled Emerging Strategies in Neuroprotection. He is a member of the Society for Neuroscience and the American Academy for the Advancement of Science. Dr. Marangos is the founding editor of the Journal of Molecular Neuroscience published by Humana Press.

         ROBERT F. ALLNUTT has been a Director of the Company since November 1996. He has been a management consultant since February 1995. Mr. Allnutt served as Executive Vice President of the Pharmaceutical Manufacturers Association from May 1985 until February 1995. Mr. Allnutt is also a director of Cortex Pharmaceuticals, Inc., a publicly-held developer of pharmaceuticals to treat age-related degenerative diseases and disorders.

         DIGBY W. BARRIOS has been a Director of the Company since February 1993. He has been a management consultant since June 1992. Mr. Barrios held various management positions at Boehringer Ingelheim Corporation, a manufacturer of pharmaceuticals and fine chemicals, from January 1983 to June 1992, the last five years of which he was President and Chief Executive Officer. He is also a director of the following publicly-held companies: Roberts Pharmaceutical Corporation, an international pharmaceutical company which licenses, acquires, develops and commercializes post-discovery drugs in selected therapeutical categories; Sepracor, Inc., a developer of enhanced forms of existing, widely-sold pharmaceuticals; RiboGene, Inc., a drug discovery company focused on the identification of novel lead compounds and the development of potential drug candidates for the treatment of infectious diseases; and Sheffield Pharmaceuticals, Inc., an early-stage company involved in the development of therapies, delivery systems and medical devices.

         VIRGIL D. THOMPSON has been a Director of the Company since January 1996. He served as the President and Chief Executive Officer and a member of the Board of Directors of Cytel Corporation since January 1996. He was the President and Chief Executive Officer of CIBUS Pharmaceutical, Inc. from July 1994 to January 1996. Prior thereto, he was the President of Syntex Laboratories, Inc. ("Syntex") from August 1991 to August 1993 and an Executive Vice President of Syntex from March 1986 to August 1991. Mr. Thompson is also a director of Biotechnology General Corporation, a publicly-held developer, manufacturer and marketer of genetically-engineered and other products for human health care, and Aradigm Corporation, a publicly-held developer of non-invasive pulmonary drug delivery products.

         ROBERT A. VUKOVICH, PH.D., has been a Director of the Company since August 1992. Dr. Vukovich has been the Chairman of the Board of Directors of Roberts Pharmaceutical Corporation ("Roberts") since 1983, and from 1983 until 1998, he was also the President and Chief Executive Officer of Roberts. Prior thereto, he was the Director of the Division of Developmental Therapeutics for Revlon Health Care Group from 1979 to 1983. Dr. Vukovich received a doctorate in pharmacology and pathology from Jefferson Medical College, Philadelphia. Dr. Vukovich is also a director of InKine Pharmaceuticals Company, Inc., a publicly-held developer and acquirer of drugs to diagnose and treat cancer and autoimmune diseases; and Pacific Pharmaceuticals, Inc., a publicly-held research and development company engaged in the development of cancer therapies.

MEETINGS; ATTENDANCE; COMMITTEES

    The Board of Directors held 7 meetings during the fiscal year ended July 31, 1998. Each of the Directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively. The Board of Directors has an Audit Committee, which met twice during the last fiscal year, and a Compensation Committee, which met twice during the last fiscal year.

    The Audit Committee of the Board of Directors is responsible for reviewing and supervising the financial controls of the Company, including the selection of the Company's auditors, the scope of the audit procedures, the nature of the services to be performed by and the fees to be paid to the Company's independent auditors, and any changes in the accounting standards of the Company. The Audit Committee meets with the Company's independent auditors twice annually. The Audit Committee is composed of two non-employee directors: Mr. Allnutt and Dr. Vukovich.

    The Compensation Committee of the Board of Directors is responsible for setting the initial salary and stock option grant for new executive officers, for making salary adjustments, awarding bonuses and/or additional stock option grants to executive officers, and for developing incentive compensation programs for such officers. The Compensation Committee is composed of two non-employee directors: Mr. Thompson and Dr. Vukovich.

DIRECTOR COMPENSATION

    The Company compensates its non-employee directors for their service on the Board with an annual grant of 10,000 stock options under the 1993 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Options granted under the Directors' Plan have an exercise price equal to 85% of the fair market value of the Common Stock (as determined by the Board) on the date of the grant and vest in 48 equal monthly installments commencing on the date of the grant, provided the non-employee director serves continuously on the Board during the month. Subject to shareholder approval of Proposal 2, the Company would also grant Common Stock bonuses under the Directors' Plan having a fair market value of $2,000 to non-employee directors for each Board of Director meeting attended. The Company also reimburses its directors who are not employees for their reasonable expenses incurred in attending meetings. No additional fees are paid for participation in committee meetings. Directors who are officers of the Company receive no additional compensation for Board service. Therefore, Dr. Marangos received no additional compensation for Board service in fiscal 1998.

             PROPOSAL 2 -- APPROVAL OF 1993 NON-EMPLOYEE DIRECTORS'
                        EQUITY INCENTIVE PLAN, AS AMENDED

         In June 1993, the Board of Directors adopted, and the shareholders subsequently approved, the 1993 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") and reserved 100,000 shares of Common Stock for issuance under the Directors' Plan. In May 1995, the number of shares reserved under the Directors' Plan increased to 250,000 as a result of a 2.5 for 1 stock split of the Company's capital stock.

         The Directors' Plan provides for the automatic grant of nonstatutory stock options to purchase shares of Common Stock to non-employee directors of the Company. As of October 31, 1998, options to purchase an aggregate of 221,500 shares were outstanding under the Directors' Plan, no shares had been issued upon exercise of options issued under the Directors' Plan and 28,500 shares remained available for future grants under the Directors' Plan.

         In October 1998, the Board approved an amendment to the Directors' Plan, subject to shareholder approval, to (i) increase the aggregate number of shares authorized for issuance under the Directors' Plan by 100,000 shares from 250,000 to 350,000 shares; and (ii) provide for the automatic grant to non-employee directors of stock bonus awards comprised of $2,000 of Common Stock for each Board meeting attended by such director on or after the Annual Meeting. The amendment to the Directors' Plan would also change the name of the Directors' Plan to the 1993 Non-Employee Directors' Equity Incentive Plan.

         Shareholders are requested in this Proposal 2 to approve the Directors' Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Directors' Plan, as amended. Abstentions and brokers non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter is approved.

         If the Directors' Plan, as amended, is not approved, the Company will not (i) be able to grant additional options beyond the 28,500 shares remaining under the Directors' Plan, except to the extent of canceled or expired options under the Directors' Plan, and (ii) be able to grant stock bonus awards to its non-employee directors.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE
         1993 NON-EMPLOYEE DIRECTORS' EQUITY INCENTIVE PLAN, AS AMENDED

         The essential features of the Directors' Plan are outlined below:

PURPOSE

         The purpose of the Directors' Plan is to retain the services of persons now serving as Non-Employee Directors of the Company (as defined below), to attract and to retain the services of persons capable of serving on the Board of Directors of the Company and to provide incentives for such persons to exert maximum efforts to promote the success of the Company.

ADMINISTRATION

         The Directors' Plan is administered by the Board of Directors of the Company. The Board has the final power to construe and interpret the Directors' Plan and options and stock bonus awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board is authorized to delegate administration of the Directors' Plan to a committee of not fewer than two members of the Board.

ELIGIBILITY

         The Directors' Plan provides that options and stock bonus awards may be granted only to Non-Employee Directors of the Company. A "Non-Employee Director" is defined in the Directors' Plan as a director of the Company and its affiliates who is not otherwise an employee of the Company or any affiliate. Four of the Company's five current directors are eligible to participate in the Directors' Plan. No non-employee director who owns, directly or indirectly, shares representing 10% or more of the total outstanding shares of any class of stock of the Company shall be eligible for the grant of stock options under the Directors' Plan (but such directors shall be eligible for the grant of stock bonus awards).

COMMON STOCK SUBJECT TO THE DIRECTORS' PLAN

         If options granted under the Directors' Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the Directors' Plan.

TERMS OF OPTIONS

         Each option under the Directors' Plan is subject to the following terms and conditions:

         Non-Discretionary Grants. Option grants under the Directors' Plan are non-discretionary. Currently, under the Directors' Plan, each non-employee director will be automatically granted an option to purchase 25,000 shares of Common Stock upon becoming a member of the Board of Directors. Thereafter, so long as the Director continues to serve on the Board, on January 1 of each year thereafter, the Director will be automatically granted an option to purchase 10,000 shares of Common Stock of the Company.

         Option Exercise. An option granted under the Directors' Plan shall vest in 48 equal monthly installments over a four year period from the date of grant. Such vesting is conditioned upon continued service as a director or employee of or consultant to the Company or any affiliate of the Company.

         Exercise Price; Payment. The exercise price of options granted under the Directors' Plan is equal to 85% of the fair market value of the Common Stock subject to such options on the date such option is granted.

         Transferability; Term. Under the Directors' Plan, an option may not be transferred by the optionholder, except by will or the laws of descent and distribution. During the lifetime of an optionholder, an option may be exercised only by the optionholder. The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ("Expiration Date") ten years from the date of grant. If the optionholder's service as a non-employee director of the Company terminates for any reason or for no reason, the option will terminate on the earlier of the Expiration Date, the date three months following the date of termination of service or the date seven months following the date of grant; provided, however, that if such termination of service is due to the optionholder's death or permanent and total disability, the option will terminate on the earlier of the Expiration Date or 18 months following the date of the optionholder's death or disability. In any and all circumstances, an option may be exercised following termination of the optionholder's service as a non-employee director of the Company only as to that number of shares as to which it was exercisable on the date of termination of such service.

         Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Directors' Plan as may be determined by the Board of Directors.

TERMS OF STOCK BONUS AWARDS

         Subject to the approval of Proposal 2 by the shareholders, the Directors' Plan, as amended, provides that each Non-Employee Director shall receive stock bonus awards comprised of $2,000 of Common Stock for each Board meeting attended on or after the Annual Meeting. For purposes of these stock bonus awards, the fair market value of the Common Stock on the date of grant is determined by the ten-day average of the closing sales price for the Common Stock of the Company as quoted on the American Stock Exchange for the ten market trading days immediately preceding the date of the Board meeting at which the stock bonus award shall be granted. Stock bonus awards shall be 100% vested on the date of grant.

ADJUSTMENT PROVISIONS

         If there is any change in the stock subject to the Directors' Plan or subject to any option or stock bonus award granted under the Directors' Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Directors' Plan and options and stock bonus awards outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to the plan and the class, number of shares and price per share of stock subject to outstanding options and stock bonus awards.

EFFECT OF CERTAIN CORPORATE EVENTS

         In the event of certain mergers, reverse mergers or consolidations of the Company, the surviving corporation shall be obligated to assume all options granted under the Directors' Plan. Under the Directors' Plan, as amended, upon the occurrence of certain additional change of control events such as (a) a dissolution or liquidation of the Company; (b) a sale of substantially all of the assets of the Company; (c) an acquisition of a majority of the beneficial ownership of the Company, and (d) a greater than 50% shift in the current Board of Directors without prior Board approval, the surviving corporation shall similarly be obligated to assume all options granted under the Directors' Plan, as amended.

DURATION, AMENDMENT AND TERMINATION

         The Board of Directors may amend, suspend or terminate the Directors' Plan at any time or from time to time. No amendment will be effective unless approved by the shareholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (i) increase the number of shares reserved for options and stock bonus awards under the plan; (ii) modify the requirements as to eligibility for participation in the plan (to the extent such modification requires shareholder approval in order for the plan to comply with the requirements of Rule 16b-3); or (iii) modify the plan in any other way if such modification requires shareholder approval in order for the plan to meet the requirements of Rule 16b-3.

FEDERAL INCOME TAX INFORMATION

         Stock Options. Stock options granted under the Directors' Plan are subject to federal income tax treatment pursuant to rules governing options that are not incentive stock options. The following is only a summary of the effect of federal income taxation upon the optionholder and the Company with respect to the grant and exercise of options under the Directors' Option Plan, does not purport to be complete and does not discuss the income tax laws of any state or foreign country in which an optionholder may reside.

         Options granted under the Directors' Plan are nonstatutory options. There are no tax consequences to the optionholder or the Company by reason of the grant of nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of such option. Such capital gain or loss will be long-term or short-term depending on the length of time the stock was held. Capital gain from the sale of assets that have a holding period of more than one year is subject to federal income tax at a maximum rate of 20%.

         Stock Bonus Awards. Stock bonus awards granted under the Directors' Plan, as amended, generally have the following federal income tax consequences:

         Upon acquisition of stock under a stock bonus award, the recipient normally will recognize taxable ordinary income equal to the excess of the stock's fair market value over the purchase price, if any. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such capital gain or loss will be long-term or short-term depending on the length of time the stock was held from the date ordinary income was measured. Slightly different rules may apply to persons who acquire stock subject to forfeiture under Section 16(b) of the Exchange Act.

INFORMATION REGARDING OPTION GRANTS AND STOCK BONUS AWARDS

         The following table presents certain information with respect to options granted under the Directors' Plan for the fiscal year ended July 31, 1998 to (i) non-employee directors (employees, officers and employee directors are not eligible to participate in the Directors' Plan) and (ii) all non-employee directors as a group. Option grants under the Directors' Plan are non-discretionary. In the event the shareholders approve this Proposal 2, each non-employee director will also receive stock bonus awards for shares of Common Stock equal to a fair market value of $2,000 upon each meeting of the Board of Directors of the Company attended by such director after the annual meeting of shareholders to be held on February 16, 1999.

                         DIRECTORS' PLAN BENEFITS TABLE

                                                                                          Number of Shares Subject to
                                Name and Position                  Dollar Value(1)            Options Granted (2)
                                -----------------                  ---------------            -------------------
                Robert F. Allnutt, Director.....................   $ 36,130                         10,000
                Digby W. Barrios, Director......................   $ 36,130                         10,000
                Virgil D. Thompson, Director....................   $ 36,130                         10,000
                Robert A. Vukovich, Director....................   $ 36,130                         10,000
                All Non-Employee Directors as a Group...........   $144,520                         40,000

----------

(1) Represents the exercise price per share multiplied by the number of shares underlying the option(s).

(2) Represents the number of options granted under the Directors' Plan in fiscal year 1998 pursuant to non-discretionary grants under the Directors' Plan.

         PROPOSAL 3 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    Pursuant to the recommendation of its Audit Committee, the Board of Directors has appointed Ernst & Young LLP as independent auditors of the Company for the fiscal year ending July 31, 1999, and has further directed that management submit the selection of independent auditors for ratification by the shareholders. Ernst & Young LLP has audited the Company's financial statements and prepared its federal and state tax returns since 1992. A representative of Ernst & Young LLP will be available at the Annual Meeting to respond to appropriate questions or make such statements as such representative deems appropriate.

    Shareholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION
                     OF THE SELECTION OF ERNST & YOUNG LLP.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth certain compensation paid by the Company to its Chief Executive Officer and each of the other most highly compensated current executive officers of the Company who earned more than $100,000 in the fiscal year ended July 31, 1998 (collectively, the "Named Executive Officers") for services rendered to the Company for the fiscal years ended July 31, 1998, 1997 and 1996:

                           SUMMARY COMPENSATION TABLE

                                                                                     Annual Compensation
                    Name and Principal Position                       Year         Salary           Bonus
                    ---------------------------                       ----        --------        --------
          Paul J. Marangos ...............................            1998        $224,827              --
            Chairman of the Board, President and                      1997        $214,019              --
            Chief Executive Officer                                   1996        $195,000              --

          Zofia E. Dziewanowska (1) ......................            1998        $120,962              --

            Senior Vice President of Drug Development and Regulatory Affairs

          David W. Nassif ................................            1998        $164,515              --
            Senior Vice President, Chief Financial Officer            1997        $144,554              --
             and Secretary                                            1996        $133,269              --

          Larry  A. Risen(2) .............................            1998        $102,269        $ 12,073
            Vice President of Commercial Development

          Brian W. Sullivan(2) ...........................            1998        $102,354              --
            Vice President of Product Development

----------

(1) Dr. Dziewanowska joined the Company in December 1997 at a salary of $185,000 per year.

(2) Became an executive officer of the Company the end of fiscal 1998.

                        STOCK OPTION GRANTS AND EXERCISES

    The Company grants incentive stock options to its executive officers under the 1992 Stock Option Plan (the "1992 Plan"). As of July 31, 1998, 2,766,288 shares of Common Stock were authorized under the 1992 Plan, options to purchase a total of -- shares were outstanding under the 1992 Plan and options to purchase -- shares remained available for grant thereunder.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table presents certain information with respect to stock option grants made during the fiscal year ended July 31, 1998 under the 1992 Plan to the Named Executive Officers. No options were granted during the fiscal year to the Company's Chief Executive Officer.

                        OPTION GRANTS IN 1998 FISCAL YEAR

                                                                                                            POTENTIAL REALIZABLE
                                                       INDIVIDUAL GRANTS                                           VALUE AT
                                    -----------------------------------------------------------             ASSUMED ANNUAL RATES
                                     NUMBER OF      % OF TOTAL                                                 OF STOCK PRICE
                                     SECURITIES      OPTIONS                                                  APPRECIATION FOR
                                     UNDERLYING      GRANTED                                                   OPTION TERMS(3)
                                      OPTIONS      TO EMPLOYEES       EXERCISE       EXPIRATION        ----------------------------
                 NAME                GRANTED(1)     IN 1998(2)         PRICE            DATE               5%                10%
                                    ----------      ----------       ----------      ----------        ----------        ----------
     Paul J. Marangos ........            None
     Zofia E. Dziewanowska ...         175,000              29%      $     5.25      10/19/2007        $1,496,547        $2,383,001
     David W. Nassif .........          40,000               7%      $    3.875      10/09/2007        $  252,749        $  402,030
     Larry A. Risen ..........           5,000               1%      $    3.875      10/09/2007        $   31,560        $   50,254
                                         5,000               1%      $    3.875      02/26/2008        $   31,560        $   50,254
     Brian W. Sullivan .......          10,000               2%      $    3.875      10/09/2007        $   63,120        $  100,508

----------

(1) Options become exercisable over a four-year period with 1/48th of the shares vesting monthly. The term of the options is ten years.

(2) Based on options to purchase 609,500 shares granted to employees in fiscal 1998 including the Chief Executive Officer and the Named Executive Officers.

(3) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent assumed rates of appreciation only, in accordance with the rules of the Securities and Exchange Commission (the "SEC"), and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, depend on overall market conditions and the actual future performance of the Company and its Common Stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all shareholders.

OPTION EXERCISES AND YEAR-END VALUE TABLE

         There were no option exercises by the Chief Executive Officer or any of the Named Executive Officers during the fiscal year ended July 31, 1998. The following table presents certain information with respect to the value at July 31, 1998 of unexercised options held by the Chief Executive Officer and each of the Named Executive Officers. The value of unexercised options reflects the increase in market value of the Company's Common Stock from the date of grant through July 31, 1998 (the last trade in the Company's Common Stock on that date was executed at $4.25 per share). The value actually realized upon future option exercises by the Chief Executive Officer and the Named Executive Officers will depend on the value of the Company's Common Stock at the time of exercise.

                       1998 FISCAL YEAR-END OPTION VALUES

                                             NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                           UNDERLYING OPTIONS AS OF            IN-THE-MONEY OPTIONS AT
                                                 FY-END(#)(1)                       FY-END($)(2)
                                        ------------------------------      ------------------------------
                  NAME                  EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
                  ----                  -----------      -------------      -----------      -------------
     Paul J. Marangos ..........            11,458            13,542                --                --
     Zofia E. Dziewanowska .....            32,812           142,188                --                --
     David W. Nassif ...........           134,687            45,313        $  102,813                --
     Larry A. Risen ............            33,227            15,523                --                --
     Brian W. Sullivan .........            36,250            12,500                --                --


----------

(1) Includes both in-the-money and out-of-the-money options. "In-the-money" options are options with exercise prices below the market price of the Company's Common Stock.

(2) Based on the fair market value of the underlying shares on the last day of the fiscal year less the exercise or base price. Excludes out-of-the-money options.

EMPLOYMENT CONTRACTS

         Dr. Marangos had an employment agreement with the Company effective until August 31, 1999 (the "Employment Agreement"), pursuant to which he was employed as Chairman of the Board of Directors, President and Chief Executive Officer of the Company at an annual salary of $216,500 per year. Recently, the Compensation Committee of the Board of Directors amended the Employment Agreement increasing the salary of Dr. Marangos to $241,500 and extending its term to August 31, 2001. Dr. Marangos' employment agreement contains certain provisions concerning maintenance of confidential information of the Company and assignment of inventions by the Company. In the event that the Company terminates Dr. Marangos' employment with or without cause in accordance with the agreement, Dr. Marangos is entitled to continue to receive base salary and benefits for a period of 12 months following termination.

         Dr. Dziewanowska entered into an employment agreement with the Company on December 6, 1997 which is effective until December 5, 2000, pursuant to which she is employed as the Senior Vice President, Drug Development and Regulatory Affairs of the Company at an annual salary of $185,000 per year. Dr. Dziewanowska's employment agreement contains certain provisions concerning maintenance of confidential information of the Company, non-competition and assignment of inventions by the Company. The agreement provides for discretionary bonuses to Dr. Dziewanowska and also a grant of 26,250 stock options (the "Stock Bonus") under the 1992 Plan upon the commencement of a Phase III trial in either of the Company's clinical development programs. Dr. Dziewanowska earned the Stock Bonus during the fiscal year ended July 31, 1998. In the event that the Company terminates Dr. Dziewanowska's employment without cause in accordance with the agreement, Dr. Dziewanowska is entitled to continue to receive base salary and benefits for a period of 6 months following termination.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(1)

Compensation Philosophy

         The Company's executive compensation programs are designed to attract and retain executives capable of leading the Company to meet its business objectives and to motivate them to enhance long-term shareholder value. The Company's compensation of executive officers generally has been comprised of a cash salary and stock option grants under the 1992 Plan.

Base Salary

         The Compensation Committee uses a number of factors in setting the base salary of a new executive officer, including the officer's credentials and previous compensation package and the average salary for such position as reported in various industry group surveys that the Compensation Committee uses. The surveys that the Compensation Committee uses generally include companies that are in the development stage with no more than 50 employees, a narrower group of companies than those in the Nasdaq Pharmaceutical Stocks group shown on the Company's Stock Price Performance Graph. Subsequent salary increases are based upon reviews of each officer's performance in helping the Company to achieve its business objectives, including the advancement of its clinical and research programs, product acquisitions, sales growth, capital raising and cost containment, and ultimately, the performance of the Company's stock price. The Company's financial position is also a factor that is considered by the Compensation Committee.

Stock Option Grants

         Each incoming executive officer is given a stock option grant under the 1992 Plan at the time of employment in order to provide a long-term incentive and align executive officer and shareholder long-term interests by creating a direct link between executive compensation and shareholder return. Stock options are granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of the grant. In order to facilitate long-term incentives through the option grants, options are generally subject to monthly vesting over a 48-month period and are exercisable for 10 years.

         The initial grant and any subsequent grants to an executive officer is determined by the Compensation Committee in much the same way that the officer's base salary is determined.

Chief Executive Officer

         The salary of Dr. Marangos is reviewed periodically by the Compensation Committee in light of his accomplishments in furthering the growth of the Company and the salaries paid to chief executive officers of comparable companies. The employment agreement for the Chief Executive Officer allows for the payment of an annual bonus in the sole discretion of the Compensation Committee, based upon the annual performance evaluation for such officer. While the Company and Dr. Marangos met most of their goals and objectives for the 1998 fiscal year, the Compensation Committee determined that the Company was not in a position to pay Dr. Marangos a cash bonus. However, as discussed previously the Committee did increase the salary of Dr. Marangos and in connection therewith, extended his employment agreement. Subsequent to July 31, 1998, the Company instituted a plan for certain of the Company's other executive officers whereby they would receive cash bonuses or additional stock option grants upon the achievement of certain milestone events .

Section 162(m) of the Internal Revenue Code


--------
(1) The material in this report and in the following stock price performance presentation is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

         Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

         The Compensation Committee has determined that stock options granted under the 1992 Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant shall be treated as "performance-based compensation."

                                             Compensation Committee
                                             Virgil D. Thompson
                                             Robert A. Vukovich

----------

STOCK PRICE PERFORMANCE PRESENTATION

Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock, based on its market price and assuming reinvestment of dividends, with the cumulative total return of companies on the Amex Market Value Index and the Nasdaq Pharmaceutical Stocks group for the period beginning November 30, 1992 (the end of the month in which the Company's Common Stock first began trading) through the Company's fiscal year ended July 31, 1998. The Company's Common Stock was initially offered to the public and subject to securities registration on November 3, 1992. This graph assumes that the value of the investment in the Company's Common Stock and each of the comparison groups was $100 on November 30, 1992 and that all dividends were reinvested at the time they were paid.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
       CYPROS PHARMACEUTICAL CORPORATION, THE AMEX MARKET VALUE INDEX AND
                          NASDAQ PHARMACEUTICAL STOCKS






                                     [GRAPH]





                       MEASUREMENT PERIOD                         AMEX MARKET           NASDAQ
                      (FISCAL YEAR COVERED)        CYPROS         VALUE INDEX       PHARMACEUTICALS
                      ---------------------        ------       ----------------    ---------------
                              11/30/92              100               100                100
                               7/30/93               64               111                 73
                               7/29/94              131               111                 65
                               7/30/95              231               132                 91
                               7/30/96              115               137                110
                               7/31/97              109               168                129
                               7/31/98               87               186                130

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of November 21, 1998 by
(i) all persons known by the Company to own beneficially 5% or more of the outstanding shares of the Company's Common Stock, (ii) each nominee for Director, (iii) the Chief Executive Officer and the Named Executive Officers, and (iv) all officers and directors of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                          NUMBER OF SHARES      PERCENTAGE
            NAME AND ADDRESS             BENEFICIALLY OWNED      OF TOTAL
            ----------------             ------------------      --------
     President and Fellows of Harvard
           College
     c/o Harvard Management
     Company, Inc.
         600 Atlantic Avenue
         Boston, MA 02210 ...........        1,637,500             10.4%
     Paul J. Marangos(1)
         2714 Loker Avenue West
         Carlsbad, California 92008 .        1,534,520              9.7%
     Bernard B. Levine
         P.O. Box 2635
         La Jolla, CA 92038-2635 ....        1,273,082              8.1%
     David W. Nassif(2) .............          150,583                *
     Robert A. Vukovich(3) ..........          122,250                *
     Digby W. Barrios(4) ............           92,250                *
     Zofia E.  Dziewanowska(5) ......           56,874                *
     Larry A. Risen(6) ..............           40,232                *
     Brian W. Sullivan(7) ...........           40,103                *
     Virgil D. Thompson(8) ..........           27,291                *
     Robert F. Allnutt(9) ...........           16,520                *
     All officers and directors, as a
     group (9 persons)(10) ..........        2,080,623             12.8%


----------

 *   Less than one percent.

(1)  Includes 14,583 shares issuable upon options exercisable within 60 days.

(2)  Includes 149,583 shares issuable upon options exercisable within 60 days.

(3)  Includes 122,250 shares issuable upon options exercisable within 60 days.

(4)  Includes 87,250 shares issuable upon options exercisable within 60 days.

(5)  Includes 56,874 shares issuable upon options exercisable within 60 days.

(6)  Includes 40,232 shares issuable upon options exercisable within 60 days.

(7)  Includes 40,103 shares issuable upon options exercisable within 60 days.

(8)  Includes 27,291 shares issuable upon options exercisable within 60 days.

(9)  Includes 15,520 shares issuable upon options exercisable within 60 days.

(10) Includes 553,686 shares issuable upon options exercisable within 60 days.

                        TRANSACTIONS WITH RELATED PARTIES

         Neither the Company nor any of its directors, nominees, officers or beneficial owners of more than 5% of the Company's outstanding Common Stock are parties to any relationships or transactions described in Item 404 of Regulation S-K promulgated by the SEC.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the directors and executive officers of the Company and persons who own more than ten percent of the Company's Common Stock (i) to file with the SEC and the American Stock Exchange initial reports of ownership and reports of changes in ownership of the Company's Common Stock and (ii) to furnish the Company with a copy of each such report.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended July 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                       SUBMISSION OF SHAREHOLDER PROPOSALS

         Shareholders are advised that any shareholder proposal intended for consideration at the 2000 Annual Meeting must be received by the Company, at the address set forth on the first page of this Proxy Statement, no later than August 20, 1999, to be included in the proxy material for the 2000 Annual Meeting. It is recommended that shareholders submitting proposals direct them to the Secretary of the Company and utilize certified mail, return receipt requested, in order to ensure timely delivery. Shareholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.

                                  ANNUAL REPORT

         A copy of the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1998, as filed with the SEC, including the financial statements and financial statement schedules but excluding exhibits, is being provided to shareholders together with this Proxy Statement. Upon written request, the Company will furnish to shareholders a copy of the exhibits to such Annual Report on Form 10-K, upon payment of a fee limited to the Company's reasonable expenses in furnishing such exhibits. Such requests should be directed to the Chief Financial Officer, at the Company's executive offices, 2714 Loker Avenue West, Carlsbad, California 92008.

                                  OTHER MATTERS

         The Board of Directors knows of no matter to come before the Annual Meeting other than as specified herein. If other business should, however, be properly brought before the Annual Meeting, the persons voting the proxies will vote them in accordance with their best judgment.

    THE SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                        By Order of the Board of Directors,

                                        /S/ DAVID W. NASSIF

                                        David W. Nassif, Secretary

Carlsbad, California
December 19, 1998

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                        CYPROS PHARMACEUTICAL CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned appoints PAUL J. MARANGOS and DAVID W. NASSIF, and each of them, proxies with full power of substitution, to vote all shares of Common Stock of Cypros Pharmaceutical Corporation (the "Company"), which the undersigned is entitled to vote, at the Annual Meeting of Shareholders of Cypros to be held at Cypros's offices, 2714 Loker Avenue West, Carlsbad, California on Tuesday, February 16, 1999 at 10:00 a.m. local time, and at all adjournments thereof, upon the following matters:

         The Board of Directors recommends votes for:

         (1) Election of Paul J. Marangos, Robert F. Allnutt, Digby W. Barrios, Virgil D. Thompson and Robert A. Vukovich as Directors of the Company to serve until the 2000 Annual Meeting or until their successors are elected and qualified.

    [ ] FOR all nominees listed above          [ ] WITHHOLD AUTHORITY
(except as marked to the contrary below)   to vote for all nominees listed above

 (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

         (2) To approve the Company's 1993 Non-Employee Directors' Equity Incentive Plan, as amended, to (i) increase the aggregate number of shares of the Company's Common Stock authorized for issuance under such plan by 100,000 shares from 250,000 to 350,000 shares and (ii) provide for the automatic grant to non-employee directors of stock bonus awards comprised of $2,000 of Common Stock for each Board of Director meeting attended;


         [ ] FOR                   [ ] AGAINST                   [ ] WITHHOLD

         (3) To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending July 31, 1999.

         [ ] FOR                   [ ] AGAINST                   [ ] WITHHOLD

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE. IF ANY NOMINEE NAMED ABOVE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THE PERSONS NAMED AS PROXIES SHALL HAVE FULL DISCRETION TO VOTE FOR ANY OTHER PERSON WHO MAY BE NOMINATED. WHEN PROPERLY EXECUTED, THIS PROXY ALSO AUTHORIZES THE PROXY HOLDERS TO ACT IN ACCORDANCE WITH THEIR DISCRETION UPON ALL MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND UPON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Dated:___________________               ________________________________________
                                                      Signature

                                        ________________________________________
                                                     Print Name

                                        ________________________________________
                                              Signature (if held jointly)

                                        ________________________________________
                                                     Print Name

                                        Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

               PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN
                  THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE
                     PREPAID IF MAILED IN THE UNITED STATES.